FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 30, 2004

AJAY SPORTS, INC.

(Exact Name of Registrant as specified in its charter)

   DELAWARE

   0-18204

     39-1644025

   (State or other

(Commission file

      (I.R.S. Employer

   jurisdiction of

number)

 Identification Number)

   incorporation or

   organization)

   32751 Middlebelt Road, Ste. B

   Farmington Hills, MI

            48334

   (Address of Principal Executive Offices)

                          (Zip Code)

Registrant's telephone number, including area code:  (248) 851-5651

                            N/A

Former name or former address, if changed from last report

Item 5:

Other Events

On June 29, 2004, the Board of Directors of Ajay Sports, Inc. (the “Registrant”) extended the expiration date of the Registrant’s publicly traded common stock warrants until June 30, 2005.   The warrants were set to expire on June 30, 2004 and are being extended for another year period.  The exercise of six warrants allows the holder to purchase one share of the common stock of the Registrant for $6.00 per share.   The warrants are traded under the symbol “AJAYW”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AJAY SPORTS, INC.

By   \s\ Thomas W. Itin

       Thomas W. Itin

      Chief Executive Officer

Date:   June 30, 2004